UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2024, Clean Vision Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Holder”), whereby the Company issued and sold to the Holder (i) a promissory note (the “Note”) in the aggregate principal amount of $580,000.00 (which includes $87,500.00 of Original Issue Discount) (the “Principal”), convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), upon default, upon the terms and subject to the limitations and conditions set forth in such Note, and (ii) 4,000,000 restricted shares of Common Stock (the “Commitment Shares”).

Although the Agreement was dated and signed on February 15, 2024, it did not become effective until the conditions set forth in Section 6 and Section 7 of the Agreement were satisfied, which occurred on February 22, 2024 (the “Closing Date”). Pursuant to the terms of the Purchase Agreement, the Company and the Holder provided customary representations and warranties to each other.

The maturity date of the Note is January 15, 2025 (the “Maturity Date”) and a one-time interest charge of ten percent (10%) or $58,000 (the “Interest Rate”) shall be applied to the Principal on the date of issuance. The Company has the right to prepay the Note in full at any time with no prepayment penalty. Accrued, unpaid Interest and outstanding Principal, subject to adjustment, shall be paid in seven (7) payments, each in the amount of $91,142.86 (a total payback to the Holder of $638,000.00).

At any time following an Event of Default (as defined in the Note), the Holder has the right to convert all or any part of the outstanding and unpaid amount of the Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the date of issuance, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”), provided, that such Conversion or Conversions do not result in Holder beneficially owning more than 9.99% of the outstanding shares of Common Stock.

Pursuant to the Note, the conversion price (the “Conversion Price”) means the lower of: (i) the Fixed Conversion Price; (ii) the Variable Conversion Price; and (iii) the Alternative Conversion Price. The Company agreed to initially reserve from its authorized and unissued Common Stock 72,000,000 shares of Common Stock (the “Reserve Amount”), which Reserved Amount shall be increased from time to time in accordance with the terms of the Note.

Under the terms of the Agreement, the Company agreed to use its best efforts to effect the registration and the sale of the Commitment Shares and the Conversion Shares (collectively, the “Registerable Securities”) by filing with the U.S. Securities and Exchange Commission (the “SEC”) an amendment to its Registration Statement on Form S-1 (as initially filed with the SEC on November 3, 2023 as amended on December 15, 2023) with respect to such Registrable Securities.

All capitalized terms not defined herein shall have their respective meanings as set forth in the Agreement and the Note. The foregoing descriptions of the Agreement and the Note do not purport to be complete and each is qualified in its entirety by reference to the full text of the Agreement and the Note, each attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Promissory Note dated February 15, 2024
10.1	Securities Purchase Agreement by and between the Company and the Investor dated February 15, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: March 1, 2024	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer